SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2002

o2wireless Solutions, Inc.

(Exact name of registrant as specified in its charter)

Georgia	0-31295	58-2467466

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Industrial Park Boulevard, Cumming, Georgia	30041

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (678)513-1501

N/A

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-2.1.2 AMENDMENT TO THE AGREEMENT

Item 5. Other Events.

     On September 17, 2002, o2wireless Solutions, Inc. (“o2wireless”) entered into an amendment (the “Second Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), previously entered into with Baran Group, Ltd., a diversified engineering services and construction firm based in Tel Aviv, Israel (“Baran”). Pursuant to the Second Amendment, the termination fee payable by o2wireless to Baran in the event that o2wireless accepts a superior acquisition proposal has been reduced from $1,200,000 to $700,000.

     The preceding description of certain terms of the Second Amendment is qualified in its entirety by reference to the Second Amendment which is included as an exhibit to this report and incorporated into this Item 5 by reference.

     The parties still expect the merger to close on or before November 15, 2002.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this report:

2.1.2	Second Amendment, dated as of September 17, 2002, to the Agreement and Plan of Merger by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

O2WIRELESS SOLUTIONS, INC.

	By:	/s/ Andrew D. Roscoe Andrew D. Roscoe Chairman and Co-Chief Executive Officer

Dated: September 26, 2002

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

2.1.2	Second Amendment, dated as of September 17, 2002, to the Agreement and Plan of Merger by and among Baran Group, Ltd., Baran Acquisition Sub, Inc. and o2wireless Solutions, Inc.